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                                                                 EXHIBIT 10.12



February 25, 1997                                              AMENDED 4-16-97



Mr. Al Turner
181 Silver Beech Road
Southbury, CT  06488

Dear Al:

This will confirm the offer of employment for the position of Director of Information Systems. The offer is effective March 1, 1997.

Following is a synopsis of the details we discussed:

BASE SALARY:            $10,425/month to be reviewed in six (6) months

BONUS:                  A sign-on bonus of one month's salary

INCENTIVE BONUS:        Eligibility under the Rubatex annual incentive plan
                        for 1997.

RETIREMENT:             Eligibility under the Rubatex Pension Plan and 401(k)
                        Savings Plan.

VACATION:               Two (2) weeks vacation in 1997; four (4) weeks each
                        year thereafter.

HEALTH/LIFE/LTD:        Per Rubatex Plans - See attached.  (90-day waiting
                        period waived).
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Page 2
Al Turner
February 25, 1997


RELOCATION:             See Attached
                        In addition:
                            * Expenses grossed up for income tax impact.
                            * Temporary living duration by mutual agreement.

SEVERANCE:              If your employment is terminated by the Company for
                        any reason other than cause during the first three (3)
                        years of your employment, you will receive twelve (12) months severance pay.

As we discussed, I will propose to the Board that you be named Vice President of I. S. at the next scheduled board meeting.

If you have any questions, please let me know. I am excited about you joining our management team and know that you can make a major contribution.

Sincerely,



Frank H. Roland

FHR/lkb

Enc.


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                                                            Accepted/Date